United States
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K
                                   --------

  CURRENT REPORT pursuant to Section 13 or 15(d) of the Securities Exchange
                                 Act of 1934

     Date of Report (Date of earliest event reported):  February 20, 1998


                                SunGroup, Inc.
            (Exact name of registrant as specified in its charter)


         Tennessee                   0-3851                     62-0790469

State of other jurisdiction        Commission                  IRS Employer
     of incorporation               File No.                Identification No.


            2201 Cantu Court, Suite 102A, Sarasota, FL  34232-6254
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  941-377-6710

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ITEM 5



OTHER EVENTS

On February 3, 1998 SunGroup, Inc. entered into an Agreement to sell substantially all of the assets of radio stations: KEAN-FM; KEAN-AM; KROW-FM, Abilene, Texas; KYKX-FM, Longview, Texas; KKSS, Albuquerque, New Mexico; KKYS-FM, Bryan/College Station, Texas; KMJJ-FM, Shreveport, Louisiana; Alpha-Web Designs, Shreveport, Louisiana; Arklatex, Shreveport, Louisiana; Abilene Broadcasting, Abilene, Texas; Big Bass, Inc., Sarasota, Florida; to SunBurst Media, Inc. of Dallas, Texas. The assets being sold are exclusive of certain retained assets, including without limitation to, accounts receivable. The sales price of the assets of the radio stations is $24 million in cash, plus certain closing costs. The sale is contingent upon, among other conditions, consent by the Federal Communications Commission to the assignment of SunGroup, inc. various broad cast licenses for the stations to SunBurst Media. SunGroup, Inc. does not anticipate any difficulty with the transfer to SunBurst Media. There exists no material relationship between SunBurst and SunGroup, or any of its officers, directors or affiliates.

ITEM 7

Financial Statements and Exhibits

(c)

(2) Asset Purchase Agreement, by and between SunGroup, Inc. and SunBurst Media of Dallas Texas, dated February 3, 1998.

(3) Copy of Press Release

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                                  SIGNATURE
                                  ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      SunGroup, Inc.




Dated:  February 27, 1998             By:  /s/ JAMES A. HOETGER
                                           -----------------------------------
                                           James A. Hoetger
                                           Vice President, Finance